EXHIBIT 99.2


                         21ST CENTURY TECHNOLOGIES INC.


                             TENDER OF RESIGNATION

The undersigned, being a Director of 21st Century Technologies, Inc., acknowledges receipt of the above and foregoing Memorandum dated February 28, 2005. I am in agreement that it is in the best interest of restoring the credibility of 21st Century Technologies, Inc., in the eyes of our shareholders and the investing public to establish a new Board of Directors without ties to the past business and operations of the Company. In the spirit, I hereby tender my resignation as a member of the board, effective immediately.

Print Name:  James B. Terrell

Office Held: CHAIRMAN/ SEC.

Signature:   /s/ JAMES B. TERRELL

Dated:       February 28, 2005




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